INDEPENDENT AUDITORS' REPORT
	To the Board of Directors and Shareholders of
The BAT Subsidiary Inc.
4:   In planning and performing our audit of the financial
statements of The BAT Subsidiary for the year ended
December 31, 2000 (on which we have issued our report dated
February 9, 2001), we considered its internal control,
including control activities for safeguarding securities,
in order to determine our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of Form N-
SAR, and not to provide assurance on the Trust's internal
control.
5:   The management of the Trust is responsible for
establishing and maintaining internal control.  In
fulfilling this responsibility, estimates and judgments by
management are required to assess the expected benefits and
related costs of controls.  Generally, controls that are
relevant to an audit pertain to the entity's objective of
preparing financial statements for external purposes that
are fairly presented in conformity with accounting
principles generally accepted in the United States of
America.  Those controls include the safeguarding of assets
against unauthorized acquisition, use or disposition.
6:   Because of inherent limitations in any internal
control, misstatements due to error or fraud may occur and
not be detected.  Also, projections of any evaluation of
internal control to future periods are subject to the risk
that the internal control may become inadequate because of
changes in conditions, or that the degree of compliance
with policies or procedures may deteriorate.
7:   Our consideration of the Trust's internal control
would not necessarily disclose all matters in internal
control that might be material weaknesses under standards
established by the American Institute of Certified Public
Accountants.  A material weakness is a condition in which
the design or operation of one or more of the internal
control components does not reduce to a relatively low
level the risk that misstatements caused by error or fraud
in amounts that would be material in relation to the
financial statements being audited may occur and not be
detected within a timely period by employees in the normal
course of performing their assigned functions.  However, we
noted no matters involving the Trust's internal control and
its operation, including controls for safeguarding
securities, that we consider to be material weaknesses as
defined above as of December 31, 2000.
8:   This report is intended solely for the information and
use of management, the Board of Directors and Shareholders of The BAT Subsidiary, and the Securities and Exchange
Commission, and is not intended to be and should not be used by anyone other than these specified parties.
	Deloitte & Touche LLP
	February 9, 2001